FOR IMMEDIATE RELEASE                   Contact:   Lawrence Hershfield
October 1, 2004                                    (858) 523-0171
                                                   lhershfield@ranchcapital.com

      RC AVIATION LLC ANNOUNCES SIGNIFICANT PROGRESS IN THE REORGANIZATION
                           OF HAWAIIAN AIRLINES, INC.

                  San Diego, California - RC Aviation, LLC ("RC Aviation") and
Hawaiian Holdings, Inc. ("Holdings") (Amex: HA) announced that on September 27,
2004, the Bankruptcy Court approved the terms of the previously announced restructuring and settlement between Boeing and Hawaiian Airlines, Inc.
("Hawaiian Airlines") relating to the modification and assumption of leases between Hawaiian Airlines and Boeing Capital Corporation ("Boeing") for 11
Boeing 717-200s and 3 Boeing 767-300ERs. RC Aviation and Holdings are
co-proponents of a plan of reorganization for Hawaiian Airlines, together with
Joshua Gotbaum, the chapter 11 trustee for Hawaiian Airlines, and the Official
Committee of Unsecured Creditors of Hawaiian Airlines (the "Creditors
Committee").

                  Pursuant to the settlement agreement, Boeing's claim against
Hawaiian Airlines was also allowed in the amount of $66.5 million. In addition,
RC Aviation agreed to purchase that claim from Boeing.

                  On September __, 2004, Boeing and Corporate Recovery Group
filed a notice withdrawing their alternative plan of reorganization. In addition, Madison 50 Air Partners, LLC, an entity formed by Harbert Distressed
Investment Fund, LP ("Harbert"), also formally withdrew the alternative plan of reorganization that it had filed for Hawaiian Airlines. Harbert has invested as a minority member in RC Aviation by contributing a portion of the funds to be used to purchase the Boeing claim. As a result of the withdrawal of the
Boeing/Corporate Recovery Group plan and the Madison plan, there are now on file two alternative plans of reorganization

for Hawaiian Airlines: the Joint Plan of reorganization supported by RC
Aviation, Holdings, the chapter 11 trustee, and the Creditors Committee, and an alternative plan filed by Hawaiian Investment Partners Group LLC, the Hawaiian
Reorganization Committee LLC and Robert C. Knopp.

                  Lawrence Hershfield, Chief Executive Officer of Holdings,
stated that "We have made substantial progress in the reorganization of Hawaiian
Airlines. We hope that Bankruptcy Court approval of the settlement with Boeing and RC Aviation's purchase of the Boeing claim will expedite the confirmation of the Joint Plan and the conclusion of Hawaiian Airlines' chapter 11 case."

CAUTIONARY STATEMENT

         This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of Hawaiian Airlines, Inc. ("Hawaiian Airlines" or "Hawaiian")
with respect to certain current and future events and financial performance.
Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Hawaiian Holdings, Inc. ("Holdings") and Hawaiian Airlines that may cause the actual results of Holdings and Hawaiian Airlines to be materially different from any future results, expressed or implied, in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:
the ability of Holdings and Hawaiian Airlines to continue as a going concern;
the ability of Hawaiian Airlines to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of Hawaiian Airlines to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case; risks associated with third parties seeking to propose and confirm one or more plans of reorganization with respect to the Chapter 11 case; risks associated with the appointment of a Chapter 11 trustee and the ability of the Chapter 11 trustee to successfully manage the day-to-day operations of Hawaiian Airlines; risks associated with the Chapter 11 trustee or third parties seeking to convert the case to a Chapter 7 case; the ability of Hawaiian Airlines to obtain and maintain normal terms with vendors and service providers; the ability of
Hawaiian Airlines to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 case on the liquidity or results of operations of Holdings and Hawaiian Airlines; the ability of Hawaiian Airlines to fund and execute its business plan; the ability of Holdings and Hawaiian
Airlines to attract, motivate and/or retain key executives and associates; the ability of Hawaiian Airlines to attract and retain customers; demand for transportation in the markets in which Hawaiian Airlines operates; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of aircraft insurance; aviation fuel costs; security-related costs;
competitive pressures on pricing (particularly from lower-cost competitors);
weather conditions; government legislation and regulation; consumer perceptions of the products of Hawaiian Airlines; and other risks and uncertainties set forth from time to time in Holdings' reports to the U.S. Securities and Exchange
Commission.

         Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the various pre-petition liabilities of Hawaiian Airlines and the common stock and/or other equity securities of Holdings. No assurances can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that Hawaiian Airlines' equity will be restructured in a manner that will substantially reduce or eliminate any remaining value in Hawaiian Airlines' equity and,

therefore, in Holdings' equity. In addition, other factors may also affect the liquidity and value of Holdings' securities. Such factors include: uncertainty as to whether, or for how long Holdings' securities will continue to be listed or traded on Amex, and the uncertainty whether, should Holdings' securities cease to be listed or traded on Amex, a comparable or substitute trading medium can be found. Accordingly, Holdings urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.